UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 20, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As previously disclosed, WebMD Health Corp. holds investments in auction rate securities backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP). We refer to these Student Loan Auction Rate Securities as ARS. As previously disclosed, WebMD entered into certain credit facilities with an affiliate of Citigroup (the “Credit Facilities”), secured by WebMD’s ARS holdings. Pursuant to General Instruction B.3 of Form 8-K, the information regarding the ARS and the Loan Facilities contained in Note 16 (Fair Value of Financial Instruments and Non-Recourse Credit Facilities) to the Consolidated Financial Statements of WebMD included in its Annual Report on Form 10-K for the year ended December 31, 2009 is hereby incorporated by reference in this Item 1.01.
     The Credit Facilities were scheduled to terminate on April 27, 2010. No borrowings were made under the Credit Facilities. Effective April 20, 2010, the Credit Facilities were terminated and WebMD and CMGI entered into an agreement (the “Purchase Agreement”) pursuant to which WebMD has sold all $348 million principal amount of its holdings of ARS, which had a carrying value of $275 million, to Citigroup Global Markets, Inc. (“CGMI”) for $286 million. Under the terms of the Purchase Agreement, WebMD has the right, for a period of two years from the date of the Purchase Agreement: (a) to repurchase the same principal amount of any or all of the various series of ARS sold to CGMI at the agreed upon purchase prices; and (b) to receive additional proceeds upon certain redemptions of ARS. WebMD originally recorded a loss of $60 million relating to its holding of ARS in its income statement in the March 2008 quarter. However, the Company was required to reclassify $27 million of that charge as an unrealized loss through stockholders’ equity when WebMD adopted FAS 115-2 effective April 1, 2009, which had the effect of increasing the cost basis of the ARS by that amount. Additionally, the Company recorded an additional $14 million in unrealized losses to stockholders’ equity through the date of sale of the ARS. As a result, WebMD expects to (a) record a pre-tax non-cash charge of up to approximately $30 million in its income statement during the quarter ended March 31, 2010 and (b) record an increase in stockholders’ equity of approximately $11 million in its balance sheet as of March 31, 2010, which represents the difference between the carrying value of its holdings of ARS and the proceeds received under this Purchase Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.
     To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report regarding the termination of the Credit Facilities is incorporated by reference in this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.

Item 2.06.	Material Impairments.
     To the extent required by Item 2.06 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description

2.1*	Purchase and Release Agreement, dated as of April 20, 2010, between WebMD Health Corp. and Citigroup Global Markets Inc.

*	Exhibits and schedules to Exhibit 2.1 are omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: April 26, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase and Release Agreement, dated as of April 20, 2010, between WebMD Health Corp. and Citigroup Global Markets Inc.